February 1, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549


Commissioners:

We have read the statements made by InLand Capital Fund, L.P. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated February 1, 2000. We agree with the statements concerning our Firm in such Form 8-K.


                                  Very truly yours,

                                  /s/ PricewaterhouseCoopers LLP

                                  PricewaterhouseCoopers LLP